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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 23, 1996 appearing on page 41 of the Crown Pacific Partners, L.P. Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Portland, Oregon
May 31, 1996